Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Noble Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, par value $0.00001 per share	Other (1)	39,458,425 (2)	— (3)	$1,192,828,188 (1)	0.0000927	$110,575.18

Fees Previously Paid	Equity	Ordinary Shares, par value $0.00001 per share	Other (4)	40,373,711	—	$916,483,240 (4)		$84,958.00 (5)

	Total Offering Amounts					$1,192,828,188		$110,575.18

	Total Fees Previously Paid							$84,958.00 (5)

	Total Fee Offsets							$103,462.44 (5)

	Net Fee Due							$25,617.18

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		S-3 (6)	333-255406	April 21, 2021		$6,112.44

Fee Offset Sources	Noble Corporation	S-3 (6)	333-255406		June 14, 2021						$6,112.44

Rule 457(p)

Fee Offset Claims	Noble Corporation plc (7)	S-3 (8)	333-228167	November 5, 2018		$97,350.00 (8)	Unallocated (Universal) Shelf	(8)	— (8)	$750,000,000 (8)

Fee Offset Sources	Noble Corporation plc (7)	S-3 (8)	333-228167		February 20, 2020						$97,350.00 (8)

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), as reported on the New York Stock Exchange on March 9, 2022 ($30.23 per share).

(2)

Represents (i) Ordinary Shares issued pursuant to the Plan (as defined in this Registration Statement on Form S-3 (this “Registration Statement”)) and registered for resale hereby, (ii) Ordinary Shares issuable from time to time upon the exercise of outstanding Warrants (as defined in this Registration Statement) issued pursuant to the Plan and (iii) Ordinary Shares issued pursuant to the Pacific Drilling Merger Agreement (as defined in this Registration Statement). The registrant is also registering an indeterminate number of Ordinary Shares that may become issuable upon exercise of the Warrants pursuant to anti-dilution adjustments of such Warrants. Pursuant to Rule 416 under the Securities Act, the number of Ordinary Shares being registered on behalf of the selling shareholders shall be adjusted to include any additional Ordinary Shares that may become issuable as a result of any share capitalization, sub-division, combination or similar transaction.

(3)

The proposed maximum offering price per Ordinary Share will be determined from time to time by the selling shareholders in connection with, and at the time of, the sale by the selling shareholders of the Ordinary Shares registered hereunder.

(4)

Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee in connection with Amendment No. 2 to this Registration Statement, filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2021, based on the average of the high and low prices of the Ordinary Shares, as reported on the New York Stock Exchange on December 17, 2021 ($22.70 per share).

(5)

As described in Table 2, $103,462.44 has previously been paid (i) through the payment of $97,350.00 in connection with Post-Effective Amendment No. 1 to the Prior Registration Statement (as defined below), filed with the SEC on February 20, 2020, and (ii) through the payment of $6,112.44 in connection with Amendment No. 1 to this Registration Statement, filed with the SEC on June 14, 2021.

(6)

This Registration Statement was initially filed with the SEC on April 21, 2021 as a Registration Statement on Form S-1 and was converted into a Registration Statement on Form S-3 pursuant to Amendment No. 1 to this Registration Statement, filed with the SEC on June 14, 2021.

(7)	The registrant is the successor to Noble Corporation plc pursuant to the Securities Exchange Act of 1934, as amended.

(8)

A registration fee of $97,350.00 was paid in connection with the Post-Effective Amendment No. 1, filed with the SEC on February 20, 2020, to the Registration Statement on Form S-3 (File No. 333-228167) of Noble Corporation plc, initially filed with the SEC on November 5, 2018, to register such indeterminate number or amount of debt securities, ordinary shares (nominal value $0.01 per share), preference shares, a new class of ordinary shares, depositary shares, warrants, share purchase contracts and guarantees, as well as units that include any of the foregoing securities, as shall have an aggregate offering price not to exceed $750,000,000 (the “Prior Registration Statement”). The Prior Registration Statement was subsequently withdrawn on November 24, 2020, and all of the securities offered thereunder remain unsold. Pursuant to Rule 457(p) under the Securities Act, $97,350.00 of the registration fee paid under the Prior Registration Statement was used to offset against (i) all of the registration fee due for the initial filing of this Registration Statement on April 21, 2021 in the amount of $57,775.67 and (ii) a portion of the registration fee due for the filing of Amendment No. 1 to this Registration Statement on June 14, 2021 in the amount of $39,574.33.